UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2014

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Recent Developments

On October 9, 2014, Threshold Pharmaceuticals, Inc. (the “Company”) announced that it has licensed rights to a development program from the University of Auckland based on the clinical-stage oncology compound HypoxinTM (formerly known as PR610), a hypoxia-targeted epidermal growth factor receptor (“EGFR”) tyrosine-kinase inhibitor. HypoxinTM is designed to selectively release a potent, picomolar irreversible inhibitor in hypoxic tumors. Preclinical and Phase 1 clinical data suggest that plasma concentrations of HypoxinTM that are active in EGFR-dependent tumor xenograft models in mice could be attained in patients with an acceptable therapeutic index. Accordingly, the Company plans to conduct preclinical translational studies to further evaluate the rationale for proceeding with further clinical development of the compound. Subject to the satisfactory completion of these preclinical studies, the Company expects to initiate a Phase 2 proof-of-concept study in a subset of molecularly-defined non-small cell lung cancer patients who the Company believes may be responsive to HypoxinTM in the first half of 2015.

As previously reported, an Independent Data Monitoring Committee (the “IDMC”) completed the pre-planned interim efficacy and safety analyses of unblinded data for the Company’s pivotal Phase 3 clinical trial of TH-302 in combination with doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma, or the “406 trial”. Based on the IDMC’s analyses, which included an assessment of both benefit and risk, the IDMC recommended that the 406 trial should continue as planned to its natural conclusion. The Company will remain blinded to the data from the 406 trial until the primary analysis of overall survival is conducted, which is scheduled to occur after 434 deaths are reported. The Company currently projects that the required number of events will be reached in the latter half of 2015, with the primary analysis of overall survival expected to be conducted in the first quarter of 2016.

Updated Risk Factors

The Company is filing information for the purpose of supplementing and updating the risk factor disclosure contained in its prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 1, 2014. The updated risk factors are filed as Exhibit 99.1 to this current report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

Except for statements of historical fact, the statements in this current report on Form 8-K are forward-looking statements, including all statements regarding the Company’s planned development of HypoxinTM, the timing thereof and its therapeutic potential, the continuation of the 406 trial, the anticipated timing for the number of events required for the primary efficacy analysis of the 406 trial and the anticipated timing of the primary efficacy analysis for the 406 trial. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the ability of the Company to enroll or complete TH-302 and HypoxinTM clinical trials, including the Company's ability to complete the 406 trial and to initiate the planned HypoxinTM Phase 2 proof-of-concept study, and the time and expense required to conduct such clinical trials and analyze data; issues arising in the regulatory or manufacturing process and the results of such clinical trials (including product safety issues and interpretation of efficacy results by regulatory authorities); the risk that preclinical studies and Phase 1 or 2 clinical trials of our product candidates may not predict the results of subsequent human clinical trials; the risk that the design of, or data collected from, the 406 trial may be inadequate to demonstrate safety and efficacy, or otherwise may be insufficient to support regulatory submissions and/or approvals and that TH-302 may not receive any marketing approvals for the advanced soft tissue sarcoma indication or any other indications in a timely manner or at all; the risk that because the timing of the primary efficacy analysis of the 406 trial is event-driven, which the Company does not control, the Company cannot predict with certainty when the primary efficacy analysis will occur; the Company's and Merck KGaA's (Darmstadt, Germany) dependence on single source suppliers, including the risk that these single source suppliers may be unable to meet clinical supply demands for TH-302 which could significantly delay the development of TH-302; risks related to the Company's dependence on its collaborative relationship with Merck KGaA, Darmstadt, Germany, including its dependence on decisions by Merck KGaA, Darmstadt, Germany regarding the amount and timing of resource expenditures for the development of TH-302; and the Company's need for and the availability of resources to develop its product candidates and to support the Company's operations. Further information regarding these and other risks is included under the heading “Risk Factors” in Exhibit 99.1 hereto. We undertake no duty to update any forward-looking statement made in this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

99.1	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: October 9, 2014	By:	/s/ Joel A. Fernandes
	Name:	Joel A. Fernandes
	Title:	Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Risk Factors